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                                                                   EXHIBIT 10.56

                                FOURTH AMENDMENT

THIS FOURTH AMENDMENT (the "AMENDMENT") is made and entered into as of July 8, 2004, by and between EOP-INDUSTRIAL PORTFOLIO, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and LA JOLLA PHARMACEUTICAL COMPANY, A DELAWARE CORPORATION ("TENANT").

                                    RECITALS

A. Landlord (as successor in interest pursuant to merger with Spieker Properties, L.P., a California limited partnership, as successor in interest to BRE Properties, Inc., a Delaware corporation) and Tenant are parties to that certain lease dated July 27, 1992, which lease has been previously amended by the Addendum to Lease dated July 27, 1992, First Amendment to Lease dated March 15, 1993, Second Amendment to Lease dated July 18, 1994 and Third Amendment to Lease dated January 26, 1995 (collectively, the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 36,526 rentable square feet (the "PREMISES") in the building commonly known as Westridge I located at 6455 Nancy Ridge Drive, San Diego, California (the "BUILDING").

B. Landlord and Tenant hereby acknowledge and agree that due to a scrivener error in paragraph A of the Recitals of that certain Third Amendment to Lease dated January 26, 1995, incorrectly stated that the Premises contained approximately "36,256" rentable square feet of space. Landlord and Tenant retroactively agree that from and after January 26, 1995, the Premises contains approximately "36,526" rentable square feet.

C. The Lease by its terms shall expire on JULY 31, 2004 ("PRIOR EXTENDED TERMINATION DATE"), and the parties desire to extend the Lease Term, all on the following terms and conditions.

      NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. EXTENSION. The Lease Term is hereby extended for a period of sixty (60) months and shall expire on JULY 31, 2009 ("SECOND EXTENDED TERMINATION DATE"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Extended Termination Date ("SECOND EXTENSION DATE") and ending on the Second Extended Termination Date shall be referred to herein as the "SECOND EXTENDED TERM".

2. BASE RENT. As of the Second Extension Date, the schedule of Base Rent payable with respect to the Premises during the Second Extended Term is the following:

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
                PERIOD                   ANNUAL RATE PER SQUARE FOOT   MONTHLY BASE RENT
August 1, 2004 through July 31, 2005               $13.80                  $42,004.90
August 1, 2005 through July 31, 2006               $14.35                  $43,679.01
August 1, 2006 through July 31, 2007               $14.93                  $45,444.43
August 1, 2007 through July 31, 2008               $15.52                  $47,240.29
August 1, 2008 through July 31, 2009               $16.14                  $49,127.47

      All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3. REAL PROPERTY TAXES. For the period commencing on the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall pay for Tenant's pro rata share of the real property taxes and Tenant's pro rata share of all costs incurred by Landlord for the operation and maintenance of the Common Areas in accordance with the terms of the Lease.

4. IMPROVEMENTS TO PREMISES.

      4.01. CONDITION OF PREMISES. Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in the Lease or this Amendment.

      4.02. RESPONSIBILITY FOR IMPROVEMENTS TO PREMISES. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of the Lease.

5. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

      5.01. PARKING. For the period commencing on the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall retain its existing vehicle parking rights as set forth in the Lease.

      5.02. RIGHT OF FIRST REFUSAL TO LEASE 6465 NANCY RIDGE DRIVE AS SET FORTH IN THE ADDENDUM TO LEASE shall be deleted in its entirety and is of no further force and effect.

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      5.03. LIMITATION ON LANDLORD'S LIABILITY. The obligations of Landlord under the Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to the Lease. In addition, the liability of Landlord for its obligations under the Lease shall be limited solely to, and Tenant's sole and exclusive remedy shall be against, Landlord's interest in the Industrial Center, and no other assets of Landlord.

6. MISCELLANEOUS.

      6.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

      6.02. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      6.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      6.04. Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      6.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      6.06. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Irving Hughes in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers other than Irving Hughes claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents

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            (collectively, the "TENANT RELATED Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      6.07. Landlord and Tenant each represent that each signatory of this Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

      6.08. Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

      6.09. CALIFORNIA WAIVERS. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, Sections 1941 and 1942 (Tenant's Repairs and Alterations), 1932(2) (Casualty Damage), and Section 1265.130 (Condemnation) of the California Code of Civil Procedure, or any similar or successor laws now or hereinafter in effect.

      6.10. NO EXTENSION OPTIONS DURING THE SECOND EXTENDED TERM. The parties hereto acknowledge and agree that during the Second Extended Term Tenant shall have no rights to extend the term of the Lease. The parties agree that any rights existing in the Lease to extend the term of the Lease shall be deleted in their entirety and are of no further force and effect.

      6.11. LEASE CANCELLATION RIGHT AND RIGHT OF FIRST OFFER TO PURCHASE THE PROJECT. The parties hereto acknowledge and agree that during the Second Extended Term, the Lease Cancellation Right as set forth in the Third Amendment to Lease and the Right of First Offer to Purchase the Project as set forth in the Addendum to Lease shall remain in full force and effect.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

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      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                             LANDLORD:

                             EOP-INDUSTRIAL PORTFOLIO, L.L.C.,
\                            A DELAWARE LIMITED LIABILITY COMPANY

                             By: EOP Operating Limited Partnership, a
                                 Delaware limited partnership, its sole member

                                   By: Equity Office Properties Trust, a
                                       Maryland real estate investment trust,
                                       its general partner

                                       By: /s/ Robert E. Dezzutti
                                           ----------------------------
                                       Name:  Robert E. Dezzutti
                                       Title: Senior Vice President

                             TENANT:

                             LA JOLLA PHARMACEUTICAL COMPANY,
                             A DELAWARE CORPORATION

                             By: /s/ Steven B. Engle
                                 --------------------------------------
                             Name:  Steven B. Engle
                             Title: Chairman and CEO
                             Tenant's FEIN: 33-0361285

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